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                            FRONT SIDE OF PROXY CARD

                                     PROXY
                             OWEN HEALTHCARE, INC.
                SPECIAL MEETING OF SHAREHOLDERS - MARCH 18, 1997
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Carl E. Isgren, Harlan C. Stai and Stephen A. Drury as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Owen Healthcare, Inc. (the "Corporation"), held of record by the undersigned on February 10, 1997, at the Special Meeting of Shareholders of the Corporation to be held on March 18, 1997 at 9800 Centre Parkway, Suite 1100, Houston, Texas, commencing at 10:00 a.m., local time, or any adjournment or postponement thereof.

        The undersigned hereby revokes any proxy to vote said shares heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1. RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE RELATED PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

        Please sign exactly as name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

1. Approval of the Agreement and Plan of Merger dated as of November 27, 1996, by and among the Corporation, Cardinal Health, Inc., an Ohio corporation ("Cardinal") and Owl Merger Corporation, a Texas corporation and wholly-owned subsidiary of Cardinal ("Subcorp"), providing for the merger of Subcorp with and into the Corporation on the terms and subject to the conditions set forth therein.

              / /  FOR          / /  AGAINST          / /  ABSTAIN

                          (continued on reverse side)


                           REVERSE SIDE OF PROXY CARD

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                        Date ___________________________, 1997

                                        ______________________________________
                                                       Signature

                                        ______________________________________
                                               Signature if held jointly

This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE